SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 12, 2005

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 10, 2005, Amgen Inc. (the “Company”) publicly announced the appointment of Michael A. Kelly as the Company’s Vice President, Corporate Planning & Control and Chief Accounting Officer. Mr. Kelly will be the Company’s principal accounting officer; he is not an executive officer of the Company.

The Board of Directors appointed Mr. Kelly to this position on July 12, 2005; effective August 10, 2005. Pursuant to the instruction to paragraph (c) of Item 5.02, the Company delayed filing this report on Form 8-K until after the Company first publicly announced such appointment by press release dated August 10, 2005. Attached as Exhibit 99.1 is a copy of the press release.

Mr. Kelly, age 48, has been the Company’s Vice President, Finance for Process Development, Operations and Quality since February 10, 2003. From 2000 to 2002, Mr. Kelly was Vice President, Finance and Chief Financial Officer at Tanox, Inc., a biotechnology company. From 1998 to 2000, Mr. Kelly was Corporate Controller at Biogen, Inc., a biotechnology company. From 1981 to 1998, Mr. Kelly progressed through positions of increasing responsibility in finance at Monsanto Life Sciences Company and its subsidiaries ending his tenure as Vice President, Finance with the Nutrition and Consumer sector.

Mr. Kelly does not have an employment agreement with the Company. His current base salary is $306,338 and he is eligible to participate in the Company’s Management Incentive Plan (“MIP”) at an incentive target of 40% of base salary. Under the terms of the offer letter pursuant to which Mr. Kelly began his employment at the Company, if, within the first three years of his employment, Mr. Kelly’s employment is involuntarily terminated without cause or he resigns due to a reduction of his duties, salary or annual target incentive opportunity under the MIP, then he will be entitled to one year of base salary and target incentive paid monthly and health care coverage.

Mr. Kelly is eligible to participate in the Company’s long-term compensation plans, savings, retirement, health and welfare plans on the same terms offered to all plan participants.

In March 2003, the Company made a personal loan of $360,000 to Mr. Kelly in connection with his relocation closer to the Company. The annual interest rate on the loan is currently 3% and is established and adjusted annually based on the average introductory rates on adjustable loans offered by California banks and savings and loans. Mr. Kelly’s aggregate outstanding indebtedness to the Company as of August 10, 2005, is $360,000.

On August 10, 2005, Timothy O. Martin resigned from the position of Chief Accounting Officer. Mr. Martin is taking on new responsibilities as the Company’s Vice President, Finance for Global Commercial Operations.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit Number	Document Description

99.1	Press Release dated August 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: August 10, 2005	By:	/s/ David J. Scott
		Name:	David J. Scott
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press Release dated August 10, 2005

5